Exhibit 4.4

No.                                                                 $

                          DELPHI FINANCIAL GROUP, INC.

promises to pay to                        or the registered assigns
the principal sum of                      Dollars on             .

                               [TITLE OF SECURITY]

Interest Payment Dates:
Record Dates:

Dated:

                             DELPHI FINANCIAL GROUP, INC.



                             By:
                                ------------------------------------------------


                             By:
                                ------------------------------------------------



     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


[                                  ],
as Trustee,


By:
   ---------------------------------------
     Authorized Signatory



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                                      -2-

                          DELPHI FINANCIAL GROUP, INC.

                               [TITLE OF SECURITY]

1.   Interest.(1)

     DELPHI FINANCIAL GROUP, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on and , commencing on . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.(2)

     The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on or , as the case may be, next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   Paying Agent and Registrar.

     Initially, , as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Bond Resolution or Supplemental Indenture.

     The Company issued the Securities of this series under an Indenture dated as of , 1994 (the "Indenture") between the Company and the Trustee. The Securities of this series are unsecured general obligations of the Company limited in aggregate principal amount to $ . The Indenture does not limit other unsecured debt. The terms of the Securities include those stated in the Indenture, those stated in a Bond Resolution or Supplemental Indenture creating the series and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbb) as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture, the Bond Resolution or Supplemental Indenture and such Act for a statement of them.


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                                       -3-


5.   Optional Redemption.(3)

     On or after , , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

     If redeemed during the 12-month period beginning , ----------

     Year               Percentage              Year              Percentage




and thereafter at 100%.

6.   Mandatory Redemption.(4)

     The Company will redeem $ principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company had redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.   Additional Optional Redemption.(6)

     In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.   Notice of Redemption.(7)

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his or her registered address.


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                                       -4-


9.   Subordination.

     The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture, or as set forth in one or more indentures supplemental hereto, a Board Resolution in accordance with Section 301 of the Indenture or in this Security). Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it affect.

10.  Denominations, Transfer, Exchange.

     The Securities are in registered form without coupons in denominations of $1,0008 and integral multiples of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities for a period 15 days before a selection of Securities to be redeemed or transfer or exchange any Securities or portions of them selected for redemption.

11.  Persons Deemed Owners.

     The registered holder of a Security may be treated as its owner for all purposes.

12.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

13.  Amendment, Supplement, Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal of the Securities of the series.(9) Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indenture will not apply to a series not previously issued, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a series and establish its terms, to provide for a separate Trustee for


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                                      -5-


one or more series, to add to covenants of the Company or surrender any rights or power conferred upon the Company, to evidence or provide for a successor Trustee or to make any change that does not materially adversely affect the rights of any Securityholder.

14.  Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

15.  Defeasance Prior to Redemption or Maturity.(10)

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.

16.  Defaults and Remedies.

     An Event of Default(11) is: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities (at maturity, upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; acceleration of in excess of an aggregate of $10,000,000 of indebtedness for money borrowed of the Company or any Subsidiary under the terms of the instrument under which such indebtedness is or may be outstanding if such acceleration is not rescinded or annulled prior to the entry of a final judgment in favor of the holders thereof; failure by the Company or any Subsidiary to stay or discharge a final judgment entered in a court for the payment of $10,000,000 or more rendered against the Company or any Subsidiary within 60 days after the date permitting appeal thereof has expired and all rights to appeal have been extinguished; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately.(12) Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if its determines that withholding notice is in Securityholders' interest. The Company is required to file periodic reports with the Trustee as to the absence of default.


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                                       -6-


17.  Trustee Dealings with Company.

     , the Trustee under the Indenture in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee subject to the Trust Indenture Act.

18.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.  Requests for Copies.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution or Supplemental Indenture. Requests may be made to: Secretary, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899.




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                                      -7-

                                      NOTES

1. If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2. If the method or currency of payment is different, insert a statement thereof.

3.   If applicable.

4.   If applicable.

5. If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6. If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7.   If applicable.

8.   If applicable. Insert additional or different denominations.

9.   If different terms apply, insert a brief summary thereof.

10. If applicable. If different defeasance terms apply, insert a brief summary thereof.

11. If additional or different Events of Default apply, insert a brief summary thereof.

12. If the Security is a Discounted Security, set forth the amount due and payable upon the Event of Default.

Note: If additional covenants apply, insert a brief summary thereof where appropriate. In addition, U.S. tax law may require certain legends on Discounted Securities.




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                                 ASSIGNMENT FORM

     If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

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              (Insert assignee's social security or tax ID number)

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              (Print or type assignee's name, address and zip code)

and irrevocably appoint

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          agent to transfer this Security on the books of the Company.
                The agent may substitute another to act for him.

Date:                      Your Signature:
     ----------------                     --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security)

Signature Guarantee:
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